Cathay General Bancorp Announces First Quarter 2015 Results

LOS ANGELES, April 22, 2015 /PRNewswire/ -- Cathay General Bancorp (the "Company", NASDAQ: CATY), the holding company for Cathay Bank, today announced net income of $36.0 million, or $0.45 per share, for the first quarter of 2015.

FINANCIAL PERFORMANCE

	Three months ended March 31,
	2015	2014
Net income	$36.0 million	$31.3 million
Net income available to common stockholders	$36.0 million	$31.3 million
Basic earnings per common share	$0.45	$0.39
Diluted earnings per common share	$0.45	$0.39
Return on average assets	1.30%	1.19%
Return on average total stockholders' equity	8.97%	8.53%
Efficiency ratio	45.74%	49.44%

FIRST QUARTER HIGHLIGHTS

  Diluted earnings per share increased 15.4% to $0.45 per share for the first quarter of 2015 compared to $0.39 per share for the same quarter a year ago.
  Total loans increased $309.7 million, or 3.5%, in the first quarter of 2015, to $9.2 billion at March 31, 2015, compared to $8.9 billion at December 31, 2014.

"In the first quarter, both our deposit and loan growth were solid. Our loan growth for the first quarter of 2015 was $310 million, or 14% annualized, and deposit growth was $330 million, or 15% annualized," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"We are also pleased that our net interest margin for the quarter has reached 3.41%, reflecting the impact of strong loan growth as well as a lower cost of funds during the first quarter of 2015. We are looking forward to the completion of the merger with Asia Bancshares, which we now expect to occur in the third quarter of 2015," concluded Dunson Cheng.

FIRST QUARTER INCOME STATEMENT REVIEW

Net income for the quarter ended March 31, 2015, was $36.0 million, an increase of $4.7 million, or 15.1%, compared to net income of $31.3 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended March 31, 2015, was $0.45 compared to $0.39 for the same quarter a year ago due primarily to an increase in net interest income and a negative provision for credit losses in 2015.

Return on average stockholders' equity was 8.97% and return on average assets was 1.30% for the quarter ended March 31, 2015, compared to a return on average stockholders' equity of 8.53% and a return on average assets of 1.19% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $5.3 million, or 6.4%, to $87.9 million during the first quarter of 2015 compared to $82.7 million during the same quarter a year ago. The increase was due primarily to the increase in loan interest income and the decrease in interest expense from securities sold under agreements to repurchase, offset by the decrease in interest income from available-for-sale securities.

The net interest margin, on a fully taxable-equivalent basis, was 3.41% for the first quarter of 2015, compared to 3.36% for the fourth quarter of 2014 and 3.38% for the first quarter of 2014. The increase in the net interest margin was due to the impact from the increase in loans and the decrease in securities sold under agreements to repurchase, offset by decreases in investment securities.

For the first quarter of 2015, the yield on average interest-earning assets was 4.08%, the cost of funds on average interest-bearing liabilities was 0.88%, and the cost of interest bearing deposits was 0.65%. In comparison, for the first quarter of 2014, the yield on average interest-earning assets was 4.14%, the cost of funds on average interest-bearing liabilities was 0.99%, and the cost of interest bearing deposits was 0.65%. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, increased to 3.20% for the quarter ended March 31, 2015, from 3.15% for the same quarter a year ago.

Provision for credit losses

Provision for credit losses was a credit of $5.0 million for the first quarter of 2015 compared to zero for the first quarter of 2014. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at March 31, 2015. The provision or reversal for credit losses represents the charge against or benefit toward current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(In thousands)
Charge-offs:
Commercial loans	$ 864	$ 283	$ 7,226
Construction loans	-	4,934	-
Real estate loans (1)	3,600	4,286	1,776
Total charge-offs	4,464	9,503	9,002
Recoveries:
Commercial loans	2,274	867	2,017
Construction loans	45	2,409	25
Real estate loans (1)	1,813	449	2,580
Total recoveries	4,132	3,725	4,622
Net charge-offs	$ 332	$ 5,778	$ 4,380

(1) Real estate loans include commercial mortgage loans, residential mortgage loans, and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $8.5 million for the first quarter of 2015, a decrease of $6.1 million, or 41.3%, compared to $14.6 million for the first quarter of 2014. The decrease in non-interest income in the first quarter of 2015 was primarily due to a decrease of $6.0 million in gains on sale of securities.

Non-interest expense

Non-interest expense decreased $4.0 million, or 8.2%, to $44.1 million in the first quarter of 2015 compared to $48.1 million in the same quarter a year ago. The decrease in non-interest expense in the first quarter of 2015 was primarily due to a decrease of $3.4 million in costs associated with debt redemptions and a decrease of $835,000 in salaries and employee benefits. The efficiency ratio was 45.74% in the first quarter of 2015 compared to 49.44% for the same quarter a year ago.

Income taxes

The effective tax rate for the first quarter of 2015 was 37.3% compared to 36.4% for the first quarter of 2014. The effective tax rate includes the impact of the utilization of low income housing tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, were $9.22 billion at March 31, 2015, an increase of $310.7 million, or 3.5%, from $8.91 billion at December 31, 2014, primarily due to increases of $176.6 million, or 3.9%, in commercial mortgage loans, $52.1 million, or 2.2%, in commercial loans, $46.9 million, or 15.7%, in real estate construction loans, and $30.2 million, or 1.9%, in residential mortgage loans. The changes in loan balances and composition from December 31, 2014, are presented below:

	March 31, 2015	December 31, 2014	% Change
	(Dollars in thousands)
Commercial loans	$ 2,434,550	$ 2,382,493	2
Residential mortgage loans	1,600,269	1,570,059	2
Commercial mortgage loans	4,663,051	4,486,443	4
Equity lines	175,997	172,879	2
Real estate construction loans	345,560	298,654	16
Installment & other loans	5,370	3,552	51

Gross loans	$ 9,224,797	$ 8,914,080	3

Allowance for loan losses	(156,089)	(161,420)	(3)
Unamortized deferred loan fees	(11,116)	(12,392)	(10)

Total loans, net	$ 9,057,592	$ 8,740,268	4
Loans held for sale	$ -	$ 973	(100)

Total deposits were $9.11 billion at March 31, 2015, an increase of $329.8 million, or 3.8%, from $8.78 billion at December 31, 2014, primarily due to a $143.1 million, or 4.6%, increase in time deposits of $100,000 or more, a $79.0 million, or 6.8%, increase in time deposits under $100,000, and a $44.2 million, or 5.7%, increase in NOW deposits. The changes in deposit balances and composition from December 31, 2014, are presented below:

	March 31, 2015	December 31, 2014	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 1,691,173	$ 1,664,914	2
NOW deposits	822,940	778,691	6
Money market deposits	1,551,453	1,538,187	1
Savings deposits	557,924	533,940	4
Time deposits under $100,000	1,241,529	1,162,547	7
Time deposits of $100,000 or more	3,248,231	3,105,181	5
Total deposits	$ 9,113,250	$ 8,783,460	4

ASSET QUALITY REVIEW

At March 31, 2015, total non-accrual loans were $80.3 million, an increase of $9.9 million, or 14.1%, from $70.4 million at March 31, 2014, and an increase of $10.2 million, or 14.5% from $70.2 million at December 31, 2014.

The allowance for loan losses was $156.1 million and the allowance for off-balance sheet unfunded credit commitments was $1.7 million at March 31, 2015, which represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for loan losses was $156.1 million at March 31, 2015, compared to $161.4 million at December 31, 2014, a decrease of $5.3 million, or 3.3%. The allowance for loan losses represented 1.69% of period-end gross loans, and 192.4% of non-performing loans at March 31, 2015. The comparable ratios were 1.81% of period-end gross loans, excluding loans held for sale, and 230.1% of non-performing loans at December 31, 2014. The changes in non-performing assets and troubled debt restructurings at March 31, 2015, compared to December 31, 2014, and to March 31, 2014, are highlighted below:

(Dollars in thousands)	March 31, 2015	December 31, 2014	% Change	March 31, 2014	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ 787	$ -	100	$ 974	(19)
Non-accrual loans:
Construction loans	17,126	19,963	(14)	28,042	(39)
Commercial real estate loans	43,079	35,606	21	17,042	153
Commercial loans	12,086	6,983	73	13,806	(12)
Residential mortgage loans	8,033	7,611	6	11,498	(30)
Total non-accrual loans:	$ 80,324	$ 70,163	14	$ 70,388	14
Total non-performing loans	81,111	70,163	16	71,362	14
Other real estate owned	30,799	31,477	(2)	44,853	(31)
Total non-performing assets	$ 111,910	$ 101,640	10	$ 116,215	(4)
Accruing troubled debt restructurings (TDRs)	$ 100,393	$ 104,356	(4)	$ 118,922	(16)
Non-accrual loans held for sale	$ -	$ 973	(100)	$ -	-

Allowance for loan losses	$ 156,089	$ 161,420	(3)	$ 169,138	(8)
Allowance for off-balance sheet credit commitments	1,652	1,949	(15)	1,734	(5)
Allowance for credit losses	$ 157,741	$ 163,369	(3)	$ 170,872	(8)

Total gross loans outstanding, at period-end (1)	$ 9,224,797	$ 8,914,080	3	$ 8,302,282	11

Allowance for loan losses to non-performing loans, at period-end (2)	192.44%	230.06%		237.01%
Allowance for loan losses to gross loans, at period-end (1)	1.69%	1.81%		2.04%

(1) Excludes loans held for sale at period-end.
(2) Excludes non-accrual loans held for sale at period-end.

Troubled debt restructurings on accrual status totaled $100.4 million at March 31, 2015, compared to $104.4 million at December 31, 2014. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets, excluding non-accrual loans held for sale, to total assets was 0.9% at March 31, 2015, compared to 0.9% at December 31, 2014. Total non-performing assets increased $10.3 million, or 10.1%, to $111.9 million at March 31, 2015, compared to $101.6 million at December 31, 2014, primarily due to a $10.2 million, or 14.5%, increase in non-accrual loans.

CAPITAL ADEQUACY REVIEW

At March 31, 2015, the Company's common equity Tier 1 capital ratio of 13.18%, Tier 1 risk-based capital ratio of 14.33%, total risk-based capital ratio of 15.60%, and Tier 1 leverage capital ratio of 13.16%, calculated under new capital rule effective January 1, 2015, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with common equity tier 1 capital ratio equal to or greater than 6.5%, a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2014, the Company's Tier 1 risk-based capital ratio was 14.96%, total risk-based capital ratio was 16.22%, and Tier 1 leverage capital ratio was 12.99% calculated based on earlier capital rule.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its first quarter 2015 financial results. The call will begin at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-855-761-3186 and enter Conference ID 24925021. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 33 branches in California, nine branches in New York State, three in the Chicago, Illinois area, three in Washington State, two in Texas, one in Massachusetts, one in Nevada, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "predicts," "potential," "possible," "optimistic," "seeks," "shall," "should," "will," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"); higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; our pending merger with Asia Bancshares, Inc., including the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Asia Bancshares' operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the inability to close the merger in a timely manner; the inability to complete the merger due to the failure of Asia Bancshares shareholders to adopt the merger agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on the Company's, Asia Bancshares' or the combined company's respective customer relationships and operating results; and the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2014 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

This release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor share there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction between the Company and Asia Bancshares, the Company filed with the SEC a preliminary registration statement on Form S-4, dated March 30, 2015, which includes a proxy statement/prospectus with respect to the proposed acquisition of Asia Bancshares. After the registration statement has been declared effective by the SEC, the final proxy statement/prospectus will be mailed to the shareholders of Asia Bancshares in advance of a special meeting of shareholders that will be held to consider the proposed merger. INVESTORS AND SECURITY HOLDERS OF ASIA BANCSHARES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS REGARDING THE PROPOSED MERGER CAREFULLY AND IN THEIR ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, ASIA BANCSHARES AND THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the registration statement and proxy statement/prospectus, as well as other filings containing information about the Company (including but not limited to the Company's Annual Reports on Form 10-K, proxy statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q) at the SEC's website at www.sec.gov or on the Company's website www.cathaygeneralbancorp.com. Investors may also direct requests to Cathay General Bancorp, 777 N. Broadway, Los Angeles, California 90012, Attention: Investor Relations, (626) 279-3286.

PARTICIPANTS IN THE SOLICITATION

Asia Bancshares, the Company and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Asia Bancshares common stock in respect of the proposed transaction. Information regarding the persons who, under the rules of the SEC, may be deemed to be participants in the solicitation of proxies from the holders of Asia Bancshares common stock in connection with the proposed transactions, are set forth in the preliminary proxy statement/prospectus filed with the SEC. Additional information about the directors and executive officers of the Company is included in the proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 16, 2015. Additional information regarding Asia Bancshares' directors and executive officers is contained in Asia Bancshares' Proxy Statement, dated September 25, 2014, which can be obtained free of charge by direct request to Asia Bancshares, 135-11 Roosevelt Avenue, Flushing, New York 11354, Attention: Jeffrey Hsu, (718) 961-9898.

CATHAY GENERAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	Three months ended March 31,
(Dollars in thousands, except per share data)	2015	2014	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$ 87,926	$ 82,658	6
Provision/(reversal) for credit losses	(5,000)	-	(100)
Net interest income after provision for credit losses	92,926	82,658	12
Non-interest income	8,549	14,559	(41)
Non-interest expense	44,131	48,068	(8)
Income before income tax expense	57,344	49,149	17
Income tax expense	21,364	17,890	19
Net income	$ 35,980	$ 31,259	15

Net income per common share
Basic	$ 0.45	$ 0.39	15
Diluted	$ 0.45	$ 0.39	15

Cash dividends paid per common share	$ 0.10	$ 0.05	100

SELECTED RATIOS
Return on average assets	1.30%	1.19%	9
Return on average total stockholders' equity	8.97%	8.53%	5
Efficiency ratio	45.74%	49.44%	(7)
Dividend payout ratio	22.18%	12.73%	74

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.08%	4.14%	(1)
Total interest-bearing liabilities	0.88%	0.99%	(11)
Net interest spread	3.20%	3.15%	2
Net interest margin	3.41%	3.38%	1

CAPITAL RATIOS	3/31/2015 *	December 31, 2014	March 31, 2014
Common Equity Tier 1 capital ratio	13.18%	n/a	n/a
Tier 1 risk-based capital ratio	14.33%	14.96%	14.96%
Total risk-based capital ratio	15.60%	16.22%	16.28%
Tier 1 leverage capital ratio	13.16%	12.99%	12.70%
	.

* Basel III rules became effective January 1, 2015, with transitional provisions. All prior period data is based on Basel I rules.

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except share and per share data)	March 31, 2015	December 31, 2014	% change

Assets
Cash and due from banks	$ 182,159	$ 176,830	3
Short-term investments and interest bearing deposits	618,726	489,614	26
Securities available-for-sale (amortized cost of $1,197,922 in 2015 and $1,324,408 in 2014)	1,203,682	1,318,935	(9)
Loans held for sale	-	973	(100)
Loans	9,224,797	8,914,080	3
Less: Allowance for loan losses	(156,089)	(161,420)	(3)
Unamortized deferred loan fees, net	(11,116)	(12,392)	(10)
Loans, net	9,057,592	8,740,268	4
Federal Home Loan Bank stock	25,000	30,785	(19)
Other real estate owned, net	30,799	31,477	(2)
Affordable housing investments, net	129,829	104,579	24
Premises and equipment, net	98,512	99,682	(1)
Customers' liability on acceptances	17,956	35,656	(50)
Accrued interest receivable	26,584	25,364	5
Goodwill	316,340	316,340	-
Other intangible assets, net	3,084	3,237	(5)
Other assets	199,826	143,106	40

Total assets	$ 11,910,089	$ 11,516,846	3

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 1,691,173	$ 1,664,914	2
Interest-bearing deposits:
NOW deposits	822,940	778,691	6
Money market deposits	1,551,453	1,538,187	1
Savings deposits	557,924	533,940	4
Time deposits under $100,000	1,241,529	1,162,547	7
Time deposits of $100,000 or more	3,248,231	3,105,181	5
Total deposits	9,113,250	8,783,460	4

Securities sold under agreements to repurchase	400,000	450,000	(11)
Advances from the Federal Home Loan Bank	485,000	425,000	14
Other borrowings for affordable housing investments	22,482	19,934	13
Long-term debt	119,136	119,136	-
Acceptances outstanding	17,956	35,656	(50)
Other liabilities	118,019	80,772	46
Total liabilities	10,275,843	9,913,958	4
Commitments and contingencies	-	-	-
Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 84,108,607 issued and 79,901,042 outstanding at March 31, 2015, and 84,022,118 issued and 79,814,553 outstanding at December 31, 2014
	841	840	0
Additional paid-in-capital	787,956	789,519	(0)
Accumulated other comprehensive loss, net	(646)	(5,569)	(88)
Retained earnings	971,831	943,834	3
Treasury stock, at cost (4,207,565 shares at March 31, 2015, and at December 31, 2014)	(125,736)	(125,736)	-

Total equity	1,634,246	1,602,888	2
Total liabilities and equity	$ 11,910,089	$ 11,516,846	3

Book value per common share	$20.37	$20.00	2
Number of common shares outstanding	79,901,042	79,814,553	0

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2015	2014
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 100,100	$ 92,732
Investment securities- taxable	3,774	7,576
Federal Home Loan Bank stock	581	450
Deposits with banks	479	449

Total interest and dividend income	104,934	101,207

INTEREST EXPENSE
Time deposits of $100,000 or more	6,773	6,664
Other deposits	4,793	4,028
Securities sold under agreements to repurchase	3,925	6,930
Advances from Federal Home Loan Bank	93	199
Long-term debt	1,424	728

Total interest expense	17,008	18,549

Net interest income before reversal for credit losses	87,926	82,658
Provision/(reversal) for credit losses	(5,000)	-

Net interest income after provision for credit losses	92,926	82,658

NON-INTEREST INCOME
Securities gains/(losses), net	(21)	5,960
Letters of credit commissions	1,268	1,468
Depository service fees	1,301	1,363
Other operating income	6,001	5,768

Total non-interest income	8,549	14,559

NON-INTEREST EXPENSE
Salaries and employee benefits	22,616	23,451
Occupancy expense	4,021	3,862
Computer and equipment expense	2,502	2,302
Professional services expense	5,352	5,156
FDIC and State assessments	2,260	2,154
Marketing expense	820	564
Other real estate owned expense	483	759
Operations of affordable housing investments	2,383	2,436
Amortization of core deposit intangibles	177	172
Cost associated with debt redemption	-	3,376
Other operating expense	3,517	3,836

Total non-interest expense	44,131	48,068

Income before income tax expense	57,344	49,149
Income tax expense	21,364	17,890
Net income	$ 35,980	$ 31,259
Net income per common share:
Basic	$ 0.45	$ 0.39
Diluted	$ 0.45	$ 0.39

Cash dividends paid per common share	$ 0.10	$ 0.05
Basic average common shares outstanding	79,835,628	79,595,757
Diluted average common shares outstanding	80,309,383	80,039,382

CATHAY GENERAL BANCORP
AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

	Three months ended,
(In thousands)	March 31, 2015		December 31, 2014		March 31, 2014

Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$ 9,078,177	4.47%	$ 8,846,861	4.49%	$ 8,157,186	4.61%
Taxable investment securities	1,164,032	1.31%	1,292,589	1.49%	1,581,642	1.94%
FHLB stock	30,271	7.80%	32,747	7.21%	25,054	7.30%
Deposits with banks	169,633	1.14%	199,519	0.99%	148,241	1.23%

Total interest-earning assets	$10,442,113	4.08%	$10,371,716	4.06%	$ 9,912,123	4.14%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 798,985	0.16%	$ 763,021	0.17%	$ 682,765	0.16%
Money market deposits	1,538,722	0.60%	1,517,485	0.59%	1,275,726	0.61%
Savings deposits	532,372	0.14%	548,258	0.18%	498,390	0.07%
Time deposits	4,304,872	0.83%	4,252,265	0.84%	4,171,061	0.82%
Total interest-bearing deposits	$ 7,174,951	0.65%	$ 7,081,029	0.66%	$ 6,627,942	0.65%
Securities sold under agreements to repurchase	403,333	3.95%	508,696	3.86%	707,222	3.97%
Other borrowed funds	100,072	0.38%	85,806	0.44%	175,252	0.46%
Long-term debt	119,136	4.85%	119,136	4.85%	121,136	2.44%
Total interest-bearing liabilities	7,797,492	0.88%	7,794,667	0.93%	7,631,552	0.99%

Non-interest-bearing demand deposits	1,665,791		1,646,084		1,445,269

Total deposits and other borrowed funds	$ 9,463,283		$ 9,440,751		$ 9,076,821

Total average assets	$11,202,861		$11,136,124		$10,645,980
Total average equity	$ 1,627,337		$ 1,593,361		$ 1,486,205

(1)	Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

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CONTACT: Heng W. Chen (626) 279-3652